FUND PARTICIPATION AGREEMENT

This Agreement dated as of the 18th day of February, 2003 is made by and among Nationwide Financial Services, Inc. (“NFS”) (including any affiliates and/or subsidiaries listed on Exhibit A) and J.P. Morgan Series Trust II, (the “Fund”) a business trust organized under the laws of Delaware, with respect to the Fund’s portfolio or portfolios set forth on Exhibit B hereto, as such Exhibit may be revised from time to time (each such portfolio also a “Fund”; if there is more than one Fund to which this Agreement applies, the provisions herein shall apply severally to each such Fund).

WHEREAS, NFS or a subsidiary or affiliate thereof (collectively referred to as “NFS Affiliate/Subsidiary”) provides administrative and/or recordkeeping services to variable contracts, which may include, but are not limited to, variable annuity contracts, variable life insurance policies and various retirement plans which meet the definition of retirement plans under Sections 401 or 403 of the Internal Revenue Code (the “Code”) (collectively, “Contracts”); and

WHEREAS, the Contracts allow for the allocation of net amounts received by NFS to sub-accounts which correspond to each Fund for investment in shares of the Funds; and

WHEREAS, selection of a particular sub-account is made by the contract owner or by participants in various types of retirement plans and such contract owners and/or participants may reallocate their investment options among the sub-accounts in accordance with the terms of the Contracts; and

WHEREAS, NFS and the Fund mutually desire the inclusion of the Funds as investment options for the Contracts; and

NOW THEREFORE, NFS and the Fund, in consideration of the promises and undertakings described herein, agree that the Funds will be available in products and services provided by NFS subject to the following:

REPRESENTATIONS AND UNDERTAKINGS

REPRESENTATIONS BY NFS

NFS represents that the NFS Affiliates/Subsidiaries, including Variable Accounts, have been established and are in good standing under the state law in which they were organized.  The Variable Accounts are registered under the Investment Company Act of 1940 (the “1940 Act”), unless otherwise exempt therefrom.

NFS and its agents shall make no representations concerning the Funds or Fund shares except those contained in the Funds’ then current prospectuses, Statements of Additional Information or other documents produced by the Fund (or an entity on its behalf) which contain information about the Funds.  NFS agrees to allow a reasonable period of time for the Fund to review any advertising and sales literature drafted by NFS (or agents on its behalf) with respect to the Funds prior to use and prior to submitting such material to any regulator.

NFS acknowledges that the identity of the Fund’s (and its affiliates’ and/or subsidiaries’) shareholders and customers (“Customers”) and all information maintained about Customers constitute the valuable property of the Fund and its affiliates.

NFS acknowledges that the services provided for under this Agreement by the Fund are not exclusive and that the same skill will be used in performing services to other companies in similar contexts.

NFS represents that the Contracts marketed as annuity contracts and/or life insurance policies are currently treated as annuity contracts and/or life insurance policies under the appropriate provisions of the Code, and that it shall make every effort to maintain such treatment.  NFS will promptly notify the Fund upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity contracts or life insurance policies, or that the Contracts may not be so treated in the future.

For Contracts issued through the Variable Accounts, NFS represents that each Variable Account is a “segregated asset account” and that interests in each Variable Account are offered exclusively through the purchase of a “variable contract”, within the meaning of such terms pursuant to Section 1.817-5(f)(2) of the Federal Tax Regulations, and that it shall make every effort to continue to meet such definitional requirements.  NFS shall promptly notify the Fund upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future.

REPRESENTATIONS BY THE FUND

The Fund and its agents shall make no representations about NFS except those contained in publicly available documents or other documents produced by NFS (or an entity on its behalf).  The Fund agrees to allow a reasonable period of time for NFS to review any advertising and sales literature drafted by the Fund (or agents on its behalf) with respect to NFS prior to use and prior to submitting such material to any regulator.

The Fund acknowledges that the identity of NFS’s (and its affiliates’ and/or subsidiaries’) customers and that all information maintained about those customers constitute the valuable property of NFS.

The Fund acknowledges that the services provided for under this Agreement by NFS or an NFS Affiliate/Subsidiary are not exclusive and that the same skill will be used in performing services to other companies in similar contexts.

The Fund represents that the Funds are currently qualified as regulated investment companies under Subchapter M of the Code, and that the Funds shall make every effort to maintain such qualification.  The Fund shall promptly notify NFS upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that they may not qualify as such in the future.

The Fund represents that the Funds currently comply with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations, if required, and that the Funds will make every effort to maintain the Funds’ compliance with such diversification requirements, unless the Funds are otherwise exempt from Section 817(h) and/or except as otherwise disclosed in each Fund’s prospectus.  The Fund will notify NFS promptly upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that the Funds might not so qualify in the future.

CONFIDENTIALITY/PRIVACY

a.	For purposes of this Section, the following definitions apply:

1.	“Customer means an individual who seeks to obtain or obtains an NFS product.
2.	“Customer Information” means non-public personally identifiable information as defined in the Gramm-Leach-Bliley Act and the rules and regulations promulgated there under (“GLBA”).
3.
“Confidential Information” means any data or information regarding proprietary or confidential information concerning each of the parties.  Confidential Information does not include information that (a) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of the Receiving Party or by violation of this Agreement; (b) was lawfully received by the Receiving Party from a third party free of any obligation of confidence of such third party; (c) was already in the possession of the Receiving Party prior to receipt thereof directly or indirectly from the Disclosing Party; (d) is required to be disclosed pursuant to applicable laws, regulatory or legal process, subpoena or court order; or, (e) is subsequently and independently developed by employees, consultants or agents of the Receiving Party without reference to or use of the Confidential Information disclosed under this Agreement.

b.
Each of the parties warrants to the other that it shall not disclose to any person any Confidential Information which it may acquire in the performance of this Agreement; nor shall it use such Confidential Information for any purposes other than to fulfill its contractual obligations under this Agreement.

c.
Each of the parties agree that they will maintain the confidentiality of Confidential and Customer Information received from each other using reasonable care, which shall not be less than the degree of care for its own Confidential and Customer Information.

d.
Each party agrees not to use, disclose or distribute to others any Customer Information, except as necessary to perform the terms of this Agreement or as permitted or required by law, including the Gramm-Leach-Bliley Act.

e.	This section shall survive the expiration of termination of this Agreement.

TRADING

Subject to the terms and conditions of this Agreement, NFS shall be appointed to, and agrees to act, as a limited agent of the Fund for the sole purpose of receiving instructions from authorized parties as defined by the Contracts for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day.  A “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value as set forth in the Fund’s most recent prospectus and Statement of Additional Information.  Except as particularly stated in this paragraph, NFS shall have no authority to act on behalf of the Fund or to incur any cost or liability on its behalf.

Until such time as the Fund and NFS are able to utilize the National Securities Clearing Corporation (“NSCC”) Defined Contribution Clearing and Settlement (“DCC&S”) Fund/SERV system, the Fund will use its best efforts to provide to NFS or its designated agent closing net asset value, dividend or daily accrual rate information and capital gain information by 7:00 P.M. Eastern Time each Business Day.  NFS or its agent shall use this data to calculate unit values.  Unit values shall be used to process the same Business Day’s contract transactions.  Orders derived from, and in amounts equal to, instructions received by NFS prior to the Close of Trading on the New York Stock Exchange on any Business Day (“Day 1”) shall be transmitted without modification (except for netting or aggregating such orders) to the Fund by 9:00 A.M. Easter Time on the next Business Day following Day 1.  Such trades will be effected at the net asset value of each Fund’s shares calculated as of the Close of Trading on Day 1.  The Fund will not accept any order made on a conditional basis or subject to any delay or contingency.  NFS shall only place purchase orders for shares of Funds on behalf of its customers whose addresses recorded on NFS’ books are in a state or other jurisdiction in which the Funds are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by the Fund.

Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

a)
For those purchase orders not transmitted via the DCC&S Fund/SERV system, NFS shall transmit payment to the Fund or its designated agent in federal funds no later than the close of the Federal Reserve wire system on the Business Day following the day on which the instructions are treated as having been received by the Fund pursuant to this Agreement.

b)
For those redemption orders not transmitted via the DCC&S Fund/SERV system, the Fund or its designated agent shall transmit payment in federal funds no later than the close of the Federal Reserve wire system on the Business Day following the day on which the instructions are treated as having been received by the Fund pursuant to this Agreement.

c)
If payment in Federal Funds for any purchase is not received on the Business Day described in Section a) above, NFS shall promptly upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request.

At such time as the Fund and NFS are able to transmit information via the NSCC’s DCC&S Fund/SERV System:

a)
Orders derived from, and in amounts equal to, instructions received by NFS prior to the  Close of Trading Day 1 shall be transmitted without modification (except for netting and aggregation of such orders) via the NSCC’s DCC&S Fund/SERV system to the Fund or its designated agent no later than 5:00 A.M. Eastern Time on the Next Business Day.  Such trades will be effected at the net asset value of each Fund’s shares calculated as of the Close of Trading on Day 1.

b)
The Fund and NFS shall mutually agree that there may be instances when orders shall be transmitted to the Fund via facsimile no later than 9:00 A.M. rather than through the DCC&S Fund/SERV system.  In such instances, such orders shall be transmitted to the Fund via facsimile no later than 9:00 A.M. Eastern Time on the Business Day following the day on which the instructions are treated as having been received by the Fund pursuant to this Agreement.

c)
With respect to purchase and redemption orders received by the Fund on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with requirements of DCC&S Fund/SERV system.

At such time as the Fund and NFS are able to transmit information via the DCC&S Fund/SERV system, the Fund or its designated agent shall send to NFS, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders (“Confirmations”) on each Business Day for which NFS has transmitted such orders.  Such confirmations shall include the total number of shares of each Fund held by NFS following such net purchase or redemption.  The Fund, or its designated agent, shall submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for NFS to receive such confirmations no later than 11:00 A.M. Eastern Time the next Business Day.  The Fund or its designated agent will transmit to NFS via DCC&S NETWORKING system those Networking activity files reflecting account activity.  In addition, within ten (10) business days after the end of each month, the Fund or its affiliate will send NFS a statement of account which shall confirm all transactions made during that particular month in the account.

DOCUMENTS AND OTHER MATERIALS

DOCUMENTS PROVIDED BY NFS

NFS agrees to provide the Fund, upon written request, any reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that the Fund may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

DOCUMENTS PROVIDED BY THE FUND

Within ten (10) Business Days after the end of each calendar month, the Fund shall provide NFS, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

The Fund shall promptly provide NFS, or cause NFS to be provided with, a reasonable quantity of the Funds’ prospectuses, Statements of Additional Information and any supplements thereto.

NOTICE

Each notice required by this Agreement shall be given in writing to:

Nationwide Financial Services, Inc.
One Nationwide Plaza l-09-V3
Columbus, Ohio 43215
Attention:  Securities Officer
Fax Number:  614-249-2112

J.P. Morgan Series Trust II
c/o JP Morgan Chase Bank
522 Fifth Avenue
New York, New York  10036
Attention:  Mutual Funds – Legal
Fax Number:  212-837-5153

Any party may change its addresses by notifying the other party(ies) in writing.

VOTING

For Variable Accounts that are registered under the 1940 Act and so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, NFS shall distribute all proxy material furnished by the Fund (provided that such material is received by NFS or its designated agent at least 10 Business Days prior to the date scheduled for mailing to contract owners) and shall vote Fund shares in accordance with instructions received from the contract owners who have interests in such Fund shares.  NFS shall vote the Fund shares for which no instructions have been received in the same proportion as Fund shares for which said instructions have been received from the contract owners, provided that such proportional voting is not prohibited by a contract owner’s plan or trust document, if applicable.  NFS and its agents will in no way recommend an action in connection with or oppose or interfere with the solicitation of proxies in the Fund shares.

EXPENSES

All expenses incident to the performance by NFS under this Agreement shall be paid by NFS.  Likewise, all expenses incident to the performance by the Fund under this Agreement shall be paid by the Fund.

NFS shall not bear any of the expenses for the cost of registration of the Funds’ shares, or preparation of the Funds’ prospectuses, proxy materials, and reports and the preparation of other related statements and notices required by law (“Fund Materials”) except as otherwise mutually agreed upon by the parties to the Agreement.

NFS shall bear the expense of distributing Fund Materials to its existing and prospective customers.

FUND SUBSTITUTION

Should the Fund desire to no longer have a fund be available in an NFS contract, the Fund shall be responsible for any and all expenses incurred as a result of removing such fund as an available investment option under the Contract.

Should NFS desire to no longer have a fund available in an NFS contract, NFS shall be responsible for any and all expenses incurred as a result of removing such fund as an available investment option under the Contract.

Should the removal of a fund as an available investment option be mutually desired by the parties, the parties agree to equally share any expenses incurred as a result of removing such fund as an available investment option.

Both NFS and Fund agree to provide reasonable advance notice of the election to remove a fund as an available investment option in order to permit the parties to file documentation as may be required under applicable law.

CONFLICTS

The Fund has received a mixed and shared funding order dated December 1996 issued by the Securities and Exchange Commission under Section 6(c) of the 1940 Act.  As set forth in the Notice of the Fund’s application for the mixed and shared funding order, NFS agrees to report any potential or existing conflicts promptly to the Board of Trustees of the Fund (the “Board”), and in particular whenever voting instructions of variable contract owners (“Contractholders”) are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application.  NFS agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exits with regard to Contractholder investments in the Fund, the Board shall give prompt notice to all Insurance Companies participating in the Fund (“Participating Companies”).  If the Board determines that NFS is responsible for causing or creating said conflict, NFS shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict.  Such necessary action may include, but shall not be limited to:

a.  Withdrawing the assets allocable to the Variable Account from the Fund and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders; and/or

b. Establishing a new registered investment company.

If a material irreconcilable conflict arises as a result of a decision by NFS to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in the Fund, NFS may be required, at the Board’s election, to withdraw the Variable Account’s investment in the Fund.

For the purpose of this Section, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any variable contract.  NFS shall not be required by this Section to establish a new funding medium for any variable contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

INDEMNIFICATION

Each party shall promptly notify the other party(ies) in writing of any situation which presents or appears to involve a claim which may be the subject of indemnification under this Agreement and the indemnifying party shall have the option to defend against any such claim.  In the event the indemnifying party so elects, it shall notify the indemnified party and shall assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party’s expense, in defense of such claim.  Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing.  Neither party shall admit to wrong-doing nor make any compromise in any action or proceeding without the other party’s prior written consent.  Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

INDEMNIFCATION BY NFS

NFS agrees to reimburse and/or indemnify and hold harmless the Fund, its investment adviser and their affiliates, and each of their directors, officers, employees, agents and each person, if any, who controls the foregoing entities within the meaning of the Securities Act of 1933 (the “1933 Act”) (collectively, “Affiliated Party”) against any losses, claims, damages or liabilities (“Losses”) to which the Fund or any such Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

(1)  Any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the Contracts or in information furnished by NFS for use in the registration statement or Prospectus or sales literature or advertisements of the Fund, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(2)  Conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the Fund) of NFS or its agents, with respect to the sale and distribution of Contracts for which Fund shares are an investment option;

(3) The failure of NFS or an NFS Affiliate/Subsidiary to provide the services and furnish the materials under the terms of this Agreement;
(4) A breach of a material term of this Agreement or of any of the representations contained herein; or

(5)  Any failure to register Contracts or Variable Accounts that do not meet any exemptions under federal or state securities laws, state insurance laws or failure to otherwise comply with applicable laws, rules, regulations or orders.

Provided however, that NFS shall not be liable in any such case to the extent that such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished to NFS by or on behalf of the Fund specifically for use therein; and provided, further, that NFS shall not be liable for special, consequential or incidental damages.

This indemnity agreement shall be in addition to any liability that NFS may otherwise have.

INDEMNIFICATION BY THE FUND

The Fund agrees to reimburse and/or indemnify and hold harmless NFS and/or NFS Affiliate/Subsidiary and each of its directors, officers, employees, agents and each person, if any, who controls NFS or NFS Affiliate/Subsidiary within the meaning of the Securities Act of 1933 (the “1933 Act”) (collectively, “Affiliated Party”) against any losses, claims, damages or liabilities (“Losses”) to which NFS, NFS Affiliate/Subsidiary or any such Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

(1)
Any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the Fund or in information furnished by the Fund for use in the registration statement or Prospectus or sales literature or advertisements of the Contracts, or arise out of or are based upon the omission or the alleged omission to state herein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(2)
The Fund’s failure to keep applicable Funds qualified as regulated investment companies as required by the 1940 Act and applicable regulations thereunder, and if applicable, fully diversified as is required by the Code and applicable regulations thereunder;

(3)	The failure of the Fund to provide the services and furnish the materials under the terms of this Agreement;
(4)	A breach of material term of this Agreement or of any of the representations contained herein; or
(5)	A failure to register the Funds under federal or state securities laws or to otherwise comply with such laws, rules, regulations or orders.

Provided however, that the Fund shall not be liable in any such case to the extent that such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished to the Fund by or on behalf of NFS specifically for use therein; and provided, further, that the Fund shall not be liable for special, consequential or incidental damages.

This indemnity agreement shall be in addition to any liability which the Fund may otherwise have.

COMPLIANCE WITH AGREEMENT

The forbearance or neglect of any party to insist upon strict compliance by another party with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver of any rights or privileges of any party hereunder.  No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

TERMINATION

This Agreement shall terminate as to the availability of shares of the Funds for new Contracts:

(1) at the option of NFS or the Fund upon at least 90 days advance written notice to the other;

(2)    at any time upon the Fund’s election, if the Funds determine that liquidation of the Funds is in the best interest of the Funds or their beneficial owners.  Reasonable advance notice of election to liquidate shall be provided to NFS in order to permit the substitution of Fund shares, if necessary, with shares of another investment company pursuant to the 1940 Act and other applicable securities regulations;

(3)    if the applicable annuity contracts and life insurance policies are not treated as annuity contracts or life insurance policies by the applicable regulators or under applicable rules and regulations;

(4) if the Variable Accounts are not deemed “segregated asset accounts” by the applicable regulators or under applicable rules and regulations;

(5)    at the option of NFS, if Fund shares are not reasonably available to meet the requirements of Contracts as determined by NFS.  Reasonable advance notice of election to terminate (and time to cure) shall be furnished by NFS;

(6)    at the option of NFS or the Fund, upon institution of relevant formal proceedings against the broker-dealer(s) marketing the Contracts, the Variable Accounts, NFS, an NFS Affiliate/Subsidiary or the Funds by the NASD, the IRS, the Department of Labor, the SEC, state insurance departments or any other regulatory body;

(7)    upon decision by NFS, in accordance with the 1940 Act and applicable regulations, to substitute such Fund shares with the shares of another investment company for Contracts for which the Fund shares have been selected to serve as the underlying investment medium.  NFS shall give at least 60 days written notice to the Fund of any proposal to substitute Fund shares;

(8) upon assignment of this Agreement unless such assignment is made with the written consent of each party;

(9)    in the event Fund shares or the Contracts are not registered, issued or sold pursuant to federal law and state securities laws, or such laws preclude the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by an NFS Affiliate/Subsidiary.  Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur;

(10)  At the option of NFS, if NFS shall determine, in its sole judgment reasonably exercised in good faith, that the Fund or its investment adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of NFS, NFS shall notify the Fund in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by the Fund or its investment adviser and any other changes in circumstances since the giving of such notice, such determination of NFS shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

(11)  At the option of the Fund, if the Fund shall determine, in its sole judgment reasonably exercised in good faith, that NFS has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Fund or its investment adviser, the Fund shall notify NFS in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by NFS and any other changes in circumstances since the giving of such notice, such determination of the Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination.

JURISDICTION

This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Ohio, without respect to its choice of law provisions and in accordance with the 1940 Act.  In the case of any conflict, the 1940 Act shall control.

PARTNERSHIPS/JOINT VENTURES

Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

AMENDMENTS TO THIS AGREEMENT

This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Exhibits, executed by all parties to the Agreement.

EXECUTION

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms.  Except as particularly set forth herein, neither party assumes any responsibility hereunder and will not be liable to the other for any damages, loss of data, delay or any other loss whatsoever caused by events beyond its control.

This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund.  The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NATIONWIDE FINANCIAL SERVICES, INC.

__________________________________________
By:  William G. Goslee
Title:  Vice President
           Investment Management Relationships

J.P. MORGAN SERIES TRUST II

__________________________________________
By:  Joseph Bertuci
Title:  Vice President

EXHIBIT A

Registered Broker Dealers

Nationwide investment Services Corporation

Affiliates and Subsidiaries
Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Nationwide Life Insurance Company of America
Nationwide Life and Annuity Company of America

Variable Accounts
Nationwide Variable Account
Nationwide Variable Account-II
Nationwide Variable Account-3
Nationwide Variable Account-4
Nationwide Variable Account-5
Nationwide Variable Account-6
Nationwide Variable Account-7
Nationwide Variable Account-8
Nationwide Variable Account-9
Nationwide Variable Account-10
Nationwide Variable Account-11
Nationwide Variable Account-12
Nationwide Variable Account-13
Nationwide Variable Account-14
Multi-Flex Variable Account
Nationwide VA Separate Account-A
Nationwide VA Separate Account-B
Nationwide VA Separate Account-C
Nationwide VA Separate Account-D
Nationwide VLI Separate Account
Nationwide VLI Separate Account-2
Nationwide VLI Separate Account-3
Nationwide VLI Separate Account-4
Nationwide VLI Separate Account-5
Nationwide VLI Separate Account-6
Nationwide VL Separate Account
Nationwide VL Separate Account-A
Nationwide VL Separate Account-B
Nationwide VL Separate Account-C
Nationwide VL Separate Account-D
Nationwide Private Placement Variable Account
Nationwide Provident VA Separate Account 1
Nationwide Provident VA Separate Account A
Nationwide Provident VLI Separate Account 1
Nationwide Provident VLI Separate Account A

EXHIBIT B

FUNDS
J.P. Morgan Bond Portfolio
J.P. Morgan U.S. Disciplined Equity Portfolio
J.P. Morgan Small Company Portfolio
J.P. Morgan International Opportunities Portfolio
J.P. Morgan Mid Cap Value Portfolio